As filed with the Securities and Exchange Commission on August 8, 2003
File Nos. 33-76060, 811-04438

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM N-2

Registration Statement Under the Investment Company Act of 1940
Amendment No. 15

ABERDEEN AUSTRALIA EQUITY FUND, INC.
(Exact name of Registrant as Specified in Charter)

Gateway Center 3
100 Mulberry Street
Newark, NJ 07102
(Address of Principal Executive Offices)

Registrant's telephone number, including Area Code: (800) 451-6788

Beverley Hendry
300 Las Olas Place
300 S.E. 2nd Street, Suite 820
Ft. Lauderdale, FL 33301
(Name and Address of Agent for Service)

Copies to:

Sander M. Bieber, Esq.
Dechert LLP
1775 I Street, NW
Washington, DC 20006

If any securities being registered on this form will be offered on a delayed or continuous basis in reliance on Rule 415 under the Securities Act of 1933, other than securities offered in connection with a dividend reinvestment plan, check the following box __

It is proposed that this filing will become effective (check appropriate box)

___when declared effective pursuant to Section 8(c)

The following boxes should only be included and completed if the registrant is a registered closed-end management investment company or business development company which makes periodic repurchase offers under Rule 23c-3 under the Investment Company Act and is making this filing in accordance with Rule 486 under the Securities Act.

X immediately upon filing pursuant to paragraph (b)

PART C

Registrant's Articles of Amendment dated June 27, 2003, as filed with the Maryland State Department of Assessments and Taxation on June 27, 2003, filed herewith as Exhibit (a)(5).

Registrant's By-laws as amended and restated and adopted by the Registrant's Board of Directors on January 16, 2003, filed herewith as Exhibit (b)(4).

Registrant's Amended and Restated Investment Management Agreement with Aberdeen Asset Managers (C.I.) Limited dated June 11, 2003, filed herewith as Exhibit (g)(6).

Registrant's Amended and Restated Investment Advisory Agreement among Aberdeen Asset Managers (C.I.) Limited and Aberdeen Asset Management Limited dated June 11, 2003, filed herewith as Exhibit (g)(7).

Power of Attorney dated June 18, 2003, filed herewith as Exhibit (s)(5).

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment No. 15 to its Registration Statement be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia, on the 8th day of August, 2003. The undersigned duly represents that this amendment to the registration statement does not contain disclosure which would render it ineligible to become effective under Rule 486(b) of the Securities Act of 1933.

ABERDEEN AUSTRALIA EQUITY FUND, INC. _*___________ Hugh Young President
By:	/s/ Jennifer O. Epstein Jennifer O. Epstein as Attorney-in-Fact for Hugh Young

* Pursuant to a power of attorney filed as Exhibit (s)(5) hereto.

EXHIBIT INDEX

Exhibit	Description
(a)(5)	Registrant's Articles of Amendment dated June 27, 2003, as filed with the Maryland State Department of Assessments and Taxation on June 27, 2003 ..
(b)(4)	Registrant's By-laws as amended and restated and adopted by the Registrant's Board of Directors on January 16, 2003.
(g)(6)	Registrant's Amended and Restated Investment Management Agreement with Aberdeen Asset Managers (C.I.) Limited dated June 11, 2003.
(g)(7)	Registrant's Amended and Restated Investment Advisory Agreement among Aberdeen Asset Managers (C.I.) Limited and Aberdeen Asset Management Limited dated June 11, 2003.
(s)(5)	Power of Attorney dated June 18, 2003.